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                                                                       EXHIBIT 3




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our report dated February 24, 2003 on the consolidated financial statements of Magna International Inc. as at December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002, in connection with the Annual Report (Form 40-F) of Magna International Inc. for the year ended December 31, 2002.




Toronto, Canada
May 15, 2003                                               Chartered Accountants